EXHIBIT 3.1

FATE THERAPEUTICS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Fate Therapeutics, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

The name of this corporation is Fate Therapeutics, Inc., and the original Certificate of Incorporation filed under the corporation’s original name, Fate, Inc., was filed with the Secretary of State of the State of Delaware on April 27, 2007. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 4, 2013.

The Amended and Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 242, 245, and 228 of the General Corporation Law of the State of Delaware.

The text of this corporation’s Certificate of Incorporation as heretofore amended, restated or supplemented is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed this 8th day of August, 2013.

FATE THERAPEUTICS, INC.

By:	/s/ J. Scott Wolchko
J. Scott Wolchko
Chief Financial Officer

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FATE THERAPEUTICS, INC.

FIRST

The name of this corporation is Fate Therapeutics, Inc. (the “Company”).

SECOND

The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH

A. The aggregate number of shares that the Company shall have authority to issue is 178,360,186 shares, divided into 110,000,000 shares of Common Stock each with the par value of $0.001 per share, and 68,360,186 shares of Preferred Stock each with the par value of $0.001 per share. 14,609,186 of the shares of Preferred Stock are designated “Series A Preferred” (the “Series A Preferred”), 12,080,000 shares of Preferred Stock are designated “Series B Preferred” (the “Series B Preferred”), 1,500,000 shares of Preferred Stock are designated “Series B-1 Preferred” (the “Series B-1 Preferred”), 29,000,000 shares of Preferred Stock are designated “Series C Preferred” (the “Series C Preferred”) and 11,171,000 shares of Preferred Stock are designated “Series C-1 Preferred” (the “Series C-1 Preferred”).

B. The terms and provisions of the Preferred Stock are as follows:

1. Dividends.

(a) Treatment of Preferred Stock.

(i) Series C Preferred and Series C-1 Preferred. The Series C Preferred and the Series C-1 Preferred, together as a single class on a pari passu basis, shall be entitled to receive dividends of $0.08 per share and $0.152 per share, respectively (in each case, as adjusted for stock splits, combinations, reorganizations and the like) per annum, out of any assets at the time legally available therefore, when, as and if declared by the Board of Directors, prior and in preference to the Series B Preferred, Series B-1 Preferred, Series A Preferred and Common Stock.

(ii) Series B Preferred and Series B-1 Preferred. After payment of dividends to the Series C Preferred and Series C-1 Preferred, the Series B Preferred and Series B-1 Preferred, together as a single class on a pari passu basis, shall be entitled to receive dividends of $0.16 per share (as adjusted for stock splits, combinations, reorganizations and the like) per annum, out of any assets at the time legally available therefore, when, as and if declared by the Board of Directors, prior and in preference to the Series A Preferred and Common Stock.

(iii) Series A Preferred. After payment of dividends to the Series C Preferred, Series C-1 Preferred, Series B Preferred and Series B-1 Preferred, the Series A Preferred shall be entitled to receive dividends of $0.08 per share (as adjusted for stock splits, combinations, reorganizations and the like) per annum, out of any assets at the time legally available therefore, when, as and if declared by the Board of Directors, prior and in preference to the Common Stock.

(iv) No dividends other than those payable solely in Common Stock shall be declared or paid on any Common Stock or any other capital stock unless and until (i) the aforementioned dividends are paid on each outstanding share of Preferred Stock, (ii) a dividend is paid with respect to all outstanding shares of Preferred Stock in an amount equal to or greater than the aggregate amount of dividends which would be payable on each share of Preferred Stock if, immediately prior to such dividend payment on Common Stock, it had been converted into Common Stock, (iii) the holders of Series C Preferred and Series C-1 Preferred have received full payment of the Series C Liquidation Preference specified in Section 2 pursuant to the terms thereof, (iv) the holders of the Series B Preferred and Series B-1 Preferred have received full payment of the Series B Liquidation Preference specified in Section 2 pursuant to the terms thereof and (v) the holders of the Series A Preferred have received full payment of the Series A Liquidation Preference specified in Section 2 pursuant to the terms thereof. The Board of Directors is under no obligation to declare dividends, no rights shall accrue to the holders of Preferred Stock if dividends are not declared, and any dividends declared shall be noncumulative. The Company shall make no Distribution (as defined below) to the holders of shares of Common Stock except in accordance with this Section 1(a).

(b) Distribution. “Distribution” means the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase of shares of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase) for cash or property.

2. Liquidation Rights.

(a) Liquidation Preference. In the event of any Liquidation (as defined below), either voluntary or involuntary, distributions shall be made in the following manner:

(i) The holders of the Series C Preferred and the Series C-1 Preferred, together as a single class on a pari passu basis, shall be entitled to receive, out of the assets of the Company, the Series C Liquidation Preference specified for each share of Series C Preferred and Series C-1 Preferred then held by them before any payment shall be made or any assets distributed to the holders of Series B Preferred, Series B-1 Preferred, Series A Preferred or Common Stock. “Series C Liquidation Preference” shall mean, (x) with respect to shares of Series C Preferred, $1.00 per share (as adjusted for stock splits, combinations, reorganizations and the like) plus declared but unpaid dividends on such share and (y) with respect to shares of Series C-1 Preferred, $1.90 per share (as adjusted for stock splits, combinations, reorganizations and the like) plus declared but unpaid dividends on such share. If, upon the Liquidation, the assets to be distributed among the holders of the Series C Preferred and Series C-1 Preferred are insufficient to permit the payment to such holders of the full Series C Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred and Series C-1 Preferred based on the amounts that would otherwise have been payable to such holders had the full amount of the Series C Liquidation Preference been available for distribution.

(ii) After payment to the holders of Series C Preferred and Series C-1 Preferred of the full preferential amounts specified in Section 2(a)(i) above, the holders of the Series B Preferred and Series B-1 Preferred, together as a single class on a pari passu basis, shall be entitled to receive, out of the assets of the Company, the Series B Liquidation Preference specified for each share of Series B Preferred and Series B-1 Preferred then held by them before any payment shall be made or any assets distributed to the holders of Series A Preferred or Common Stock. “Series B Liquidation Preference” shall mean, with respect to shares of Series B Preferred and Series B-1 Preferred, $2.00 per share (as adjusted for stock splits, combinations, reorganizations and the like) plus declared but unpaid dividends on such share. If, upon the Liquidation, and after payment to the holders of Series C Preferred and Series C-1 Preferred of the full preferential amount specified in Section 2(a)(i) above, the remaining assets of the Company to be distributed among the holders of the Series B Preferred and Series B-1 Preferred are insufficient to permit the payment to such holders of the full Series B Liquidation Preference for their shares, then such remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Series B Preferred and Series B-1 Preferred based on the amounts that would otherwise have been payable to such holders had the full amount of the Series B Liquidation Preference been available for distribution.

(iii) After payment to the holders of Series C Preferred, Series C-1 Preferred, Series B Preferred and Series B-1 Preferred of the full preferential amounts specified in Sections 2(a)(i) and (ii) above, the holders of the Series A Preferred shall be entitled to receive, out of the assets of the Company, the Series A Liquidation Preference specified for each share of Series A Preferred then held by them before any payment shall be made or any assets distributed to the holders of Common Stock. “Series A Liquidation Preference” shall mean, with respect to shares of Series A Preferred, $1.00 per share (as adjusted for stock splits, combinations, reorganizations and the like) plus declared but unpaid dividends on such share. If, upon the Liquidation and after the payment to the holders of Series C Preferred, Series C-1 Preferred, Series B Preferred and Series B-1 Preferred of the full preferential amounts specified in Sections 2(a)(i) and (ii) above, the remaining assets of the Company to be distributed among the holders of the Series A Preferred are insufficient to permit the payment to such holders of the full Series A Liquidation Preference for their shares, then such remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Series A Preferred.

(b) Remaining Assets. After the payment to the holders of Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and Series A Preferred of the full preferential amounts specified above, any remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Company’s Common Stock.

(c) Liquidation. A “Liquidation” shall be deemed to be occasioned by, or to include, (i) the liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, share exchange or consolidation) provided that the applicable transaction shall not be deemed a Liquidation unless the Company’s stockholders constituted immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity; or (iii) the sale, conveyance or other disposal of all or substantially all of the property or business of the Company, provided however, that a transaction or series of transactions described in clause (ii) or (iii) of this Section 2(c) shall not be deemed to be a Liquidation for purposes of the liquidation rights specified in this Section 2 if the holders of at least seventy-five percent (75%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, so elect. In the event of a deemed “Liquidation” pursuant to clause (iii) in this Section 2(c) above, if the Company does not effect a dissolution of the Company under the Delaware General Corporation Law within forty-five (45) days after such deemed Liquidation, then (A) the Company shall deliver a written notice to each holder of Preferred Stock no later than the forty-fifth (45th) day after the deemed Liquidation advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Preferred Stock, and (B) if the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, so request in a written instrument delivered to the Company not later than sixty (60) days after such deemed Liquidation, the Company shall use the consideration received by the Company for such deemed Liquidation (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Company), to the extent legally available therefor (the “Net Proceeds”), to redeem, on the seventy-fifth (75th) day after such deemed Liquidation (the “Liquidation Redemption Date”), all outstanding shares of Preferred Stock at a price per share equal to the Series C Liquidation Preference, Series B Liquidation Preference or Series A Liquidation Preference, as applicable. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Company shall first redeem a pro rata portion of each holder’s shares of Series C Preferred and Series C-1 Preferred taken together as a single class, and, thereafter, if any Net Proceeds remain available for distribution, the Company shall redeem a pro rata portion of each holder’s shares of Series B Preferred and Series B-1 Preferred taken together as a single class, and, thereafter, if any Net Proceeds remain available for distribution, the Company shall redeem a pro rata portion of such holder’s shares of Series A Preferred. Prior to the distribution or redemption provided for in this Section 2(c), the Company shall not expend or dissipate the consideration received for such deemed Liquidation, except to discharge expenses incurred in the ordinary course of business.

(d) Greater of Treatment. Notwithstanding Sections 2(a) and 2(b) above, upon a Liquidation:

(i) The holders of Series C Preferred and Series C-1 Preferred shall receive at the closing (and at each date after the closing on which additional amounts (such as earnout payments, escrow amounts or other contingent payments) are paid to stockholders of the Company as a result of the event) in cash, securities or other property an amount equal to the greater of: (x) the amount specified in Section 2(a)(i) above, or (y) the amount that the holders of Series C Preferred and Series C-1 Preferred would have been entitled to receive had they converted their shares of Series C Preferred and Series C-1 Preferred into Common Stock immediately prior to such event at the then effective Series C Conversion Price or Series C-1 Conversion Price, as applicable.

(ii) After payment to the holders of Series C Preferred and Series C-1 Preferred of the full amounts specified in Section 2(d)(i), the holders of Series B Preferred and Series B-1 Preferred shall receive at the closing (and at each date after the closing on which additional amounts (such as earnout payments, escrow amounts or other contingent payments) are paid to stockholders of the Company as a result of the event) in cash, securities or other property an amount equal to the greater of: (x) the amount specified in Section 2(a)(ii) above, or (y) the amount that the holders of Series B Preferred and Series B-1 Preferred would have been entitled to receive had they converted their shares of Series B Preferred or Series B-1 Preferred, as applicable, into Common Stock immediately prior to such event at the then effective Series B Conversion Price.

(iii) After payment to the holders of Series C Preferred, Series C-1 Preferred, Series B Preferred and Series B-1 Preferred of the full amounts specified in Sections 2(d)(i) and (ii), the holders of Series A Preferred shall receive at the closing (and at each date after the closing on which additional amounts (such as earnout payments, escrow amounts or other contingent payments) are paid to stockholders of the Company as a result of the event) in cash, securities or other property an amount equal to the greater of: (x) the amount specified in Section 2(a)(iii) above, or (y) the amount that the holders of Series A Preferred would have been entitled to receive had they converted their shares of Series A Preferred into Common Stock immediately prior to such event at the then effective Series A Conversion Price.

(e) Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

3. Conversion. The Preferred Stock shall have conversion rights as follows:

(a) Right to Convert.

(i) Each share of Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series C Preferred. Each share of Series C Preferred shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $1.00 divided by the Series C Conversion Price (as hereinafter defined). The “Series C Conversion Price” shall initially be $1.00 and shall be subject to adjustment as provided herein.

(ii) Each share of Series C-1 Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series C-1 Preferred. Each share of Series C-1 Preferred shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $1.90 divided by the Series C-1 Conversion Price (as hereinafter defined). The “Series C-1 Conversion Price” shall initially be $1.90 and shall be subject to adjustment as provided herein.

(iii) Each share of Series B Preferred and Series B-1 Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series B Preferred and Series B-1 Preferred. Each share of Series B Preferred and Series B-1 Preferred shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $2.00 divided by the Series B Conversion Price (as hereinafter defined). The “Series B Conversion Price” shall initially be $1.74 and shall be subject to adjustment as provided herein.

(iv) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series A Preferred. Each share of Series A Preferred shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $1.00 divided by the Series A Conversion Price (as hereinafter defined). The “Series A Conversion Price” shall initially be $1.00 and shall be subject to adjustment as provided herein. The Series C Conversion Price, the Series C-1 Conversion Price, the Series B Conversion Price and the Series A Conversion Price are collectively referred to herein as the “Conversion Price”.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price, immediately upon (1) the affirmative vote of more than 65% of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted to Common Stock basis) or (2) the consummation of a firmly underwritten public offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 (as defined in the Securities Act) or any successor form, provided, however, that (i) the per share price to the public implies a Pre-Money Valuation, as defined below, of more than $200,000,000 and (ii) the aggregate gross proceeds to the Company are not less than $50,000,000 after deduction of underwriters discounts and commissions (a “Qualified IPO”). For purposes hereof, “Pre-Money Valuation” shall be the product of (i) the initial per share offering price to the public, before giving effect to underwriting discounts and commissions and other expenses and (ii) the number of shares of Common Stock outstanding immediately prior to the closing of such offering, assuming the exercise of all outstanding options, warrants and other Convertible Securities (as defined below) and the conversion of all shares of Preferred Stock into Common Stock pursuant to this Section 3.

(c) [Reserved].

(d) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay the fair market value cash equivalent of such fractional share as determined by the Board of Directors of the Company. For such purpose, all shares of Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall surrender the Preferred Stock certificate or certificates, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert such shares; provided, however, that in the event of an automatic conversion pursuant to paragraph 3(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company (but shall not be required to provide a bond) to indemnify the Company from any loss incurred by it in connection with such certificates.

The Company shall, as soon as practicable after delivery of the Preferred Stock certificates, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared but unpaid dividends on the converted shares of Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

(e) Adjustments to Conversion Price.

(i) Adjustments for Subdivisions or Combinations of Common. If at any time or from time to time on or after the filing of this Amended and Restated Certificate of Incorporation (the “Effective Date”), the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock without a corresponding subdivision of the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred, the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or the Series A Conversion Price, as applicable, in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If at any time or from time to time on or after the Effective Date, if the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock without a corresponding combination of the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred, the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or the Series A Conversion Price, as applicable, in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(ii) Adjustments for Reclassification, Exchange and Substitution. If at any time or from time to time on or after the Effective Date, the Common Stock issuable upon conversion of the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, recapitalization, reclassification or other event (other than a subdivision or combination of shares pursuant to Section 3(e)(i) above), concurrently with the effectiveness of such capital reorganization, recapitalization, reclassification or other event, the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred, as applicable, shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of securities equivalent to the number of such shares or securities that would have been received by the holder of a number of shares of Common Stock issuable upon conversion of the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred or Series A Preferred, as applicable, immediately prior to such capital reorganization, recapitalization, reclassification or other event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred after the capital reorganization, recapitalization, reclassification or other event to the end that the provisions of this Section 3 (including adjustment of the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price then in effect and the number and type of shares or other securities issuable upon conversion of the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(iii) Adjustments for Dilutive Issuances.

(A) After the Effective Date, if the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (C) below, deemed to be issued) for a consideration per share less than the applicable Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price, as applicable, shall be reduced to a price (calculated to the nearest cent) determined by multiplying such prior Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price, as applicable, by a fraction, the numerator of which shall be the number of shares of “Calculated Securities” (defined below) outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock so issued or sold would purchase at such prior Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price or Series A Conversion Price, as applicable, and the denominator of which shall be the number of shares of Calculated Securities outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold. “Calculated Securities” means (i) all shares of Common Stock actually outstanding; (ii) all shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock (without giving effect to any adjustments to the conversion price of any series of Preferred Stock as a result of such issuance); and (iii) and all shares of Common Stock issuable upon exercise and/or conversion of outstanding options, warrants or other rights for the purchase of shares of capital stock of the Company.

(B) For the purposes of paragraph (A) above, none of the following issuances shall be considered the issuance or sale of Common Stock:

(i) The issuance of Common Stock upon the conversion of any Convertible Securities outstanding as of the Effective Date. “Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any warrants, shares or any other securities convertible into, exercisable for, or exchangeable for Common Stock, including the Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and Series A Preferred.

(ii) The issuance of shares of Common Stock (or options to purchase shares of Common Stock) to employees, directors or consultants of the Company under equity incentive plans, programs or agreements approved by the Board of Directors of the Company (not including the reissuance of shares repurchased by the Company from employees or consultants of the Company), which approval shall include a majority of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred.

(iii) The issuance of shares of Common Stock or Convertible Securities to lenders, financial institutions, equipment lessors, or real estate lessors to the Company in connection with a bona fide borrowing or leasing transaction approved by the Company’s Board of Directors, which approval shall include a majority of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred.

(iv) The issuance of Common Stock or Convertible Securities pursuant to (i) the acquisition of another business by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor business or (ii) the acquisition of technology or other intellectual property by outright purchase or exclusive license, in each case, provided that such transaction is approved by the Company’s Board of Directors, which approval shall include a majority of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred.

(v) The issuance of Common Stock in connection with a Qualified IPO.

(vi) The issuance of Common Stock or Convertible Securities in connection with strategic partnership transactions involving corporate partners that are primarily for purposes other than raising capital, approved by the Company’s Board of Directors, which approval shall include a majority of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred.

(vii) The issuance of shares of Common Stock pursuant to stock splits, stock dividends or similar transactions that result in an adjustment described in Sections 3(e)(i) or (ii).

(viii) The issuance of securities with the affirmative consent of each of (1) at least a majority of the then outstanding Series A Preferred, voting together as a single, separate class, (2) at least a majority of the then outstanding Series B Preferred and Series B-1 Preferred, voting together as a single, separate class, (3) at least a majority of the then outstanding Series C Preferred, voting together as a single, separate class and (4) at least a majority of the then outstanding Series C-1 Preferred, voting together as a single, separate class.

(ix) The issuance of shares of Common Stock or Convertible Securities to holders of exchangeable shares in the capital of Fate Therapeutics (Canada) Inc. (“Fate Canada Exchangeable Shares”) in connection with the redemption or exchange of the Fate Canada Exchangeable Shares pursuant to the Articles of Incorporation of Fate Therapeutics (Canada) Inc. (“Fate Canada”) and/or the Exchange and Support Agreement, dated April 13, 2010, by and among the Company, Fate Canada and the holders of Fate Canada Exchangeable Shares (as the same may be amended, restated or modified from time to time).

(x) The issuance of shares of Series C Preferred or Common Stock upon the conversion of the Convertible Promissory Notes issued pursuant to that certain Note Purchase Agreement, dated June 24, 2013, by and among the Company and the parties listed therein as “Investors.”

(xi) The issuance of shares of Series C-1 Preferred or Common Stock upon the conversion of the Convertible Promissory Notes issued pursuant to that certain Note Purchase Agreement, dated on or about August 8, 2013, by and among the Company and the parties listed therein as “Investors.”

(C) For the purposes of paragraph (A) above, the following subparagraphs 1 to 3, inclusive, shall also be applicable:

(1) In case at any time the Company shall grant any rights to subscribe for, or any rights or options to purchase, Convertible Securities, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price, as applicable, in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share.

(2) In case at any time the Company shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price, as applicable, in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the conversion price have been or are to be made pursuant to other provisions of this paragraph (C), no further adjustment of the conversion price shall be made by reason of such issue or sale.

(3) In case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefore shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.

(f) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment.

(g) Certificate of Adjustments. Upon the occurrence of each adjustment of the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment and furnish to each holder of Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred, as applicable, a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred, furnish to such holder a like certificate setting forth (i) any and all adjustments made to the Series C Preferred Conversion Price, Series C-1 Conversion Price, Series B Preferred Conversion Price and/or Series A Preferred Conversion Price, as applicable, since the Effective Date, (ii) the Series C Conversion Price, Series C-1 Conversion Price, Series B Conversion Price and/or Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred, Series C-1 Preferred, Series B Preferred, Series B-1 Preferred and/or Series A Preferred.

(h) Notices of Record Date. In the event that the Company shall propose at any time (i) to declare any dividend or Distribution; (ii) to offer for subscription to the holders of any class or series of its stock any additional shares of stock or other rights; (iii) to effect any reclassification or recapitalization; or (iv) to effect a Liquidation; then, in connection with each such event, the Company shall send to the holders of Preferred Stock at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, Distribution or subscription rights (and specifying the date on which the holders of stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clauses (iii) and (iv) above. Notwithstanding the provisions of this Section 3(h), any requirement to deliver prior written notice of events pursuant to this Section 3(h) may be waived by holders of a majority of the then outstanding shares of Preferred Stock (determined on an as-converted to Common Stock basis).

(i) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4. [Reserved].

5. Voting.

(a) Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b) Preferred Stock. Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder of Preferred Stock could then be converted. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. The holders of the Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which the shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(c) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

(d) Election of Directors. The authorized number of directors will be set forth in the Company’s bylaws. So long as any shares of Series B Preferred or Series B-1 Preferred are outstanding, the holders of the Series B Preferred and Series B-1 Preferred, voting together as a single, separate class, shall have the exclusive and special right to elect one (1) director whom shall be elected by holders of at least a majority of the then outstanding shares of Series B Preferred and Series B-1 Preferred taken together as a single class, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. So long as any shares of Series A Preferred are outstanding, the holders of the Series A Preferred, voting together as a single, separate class, shall have the exclusive and special right to elect three (3) directors each of whom shall be elected by holders of at least a majority of the then outstanding shares of Series A Preferred, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. The holders of Common Stock and the Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, shall have the exclusive and special right to elect all other directors. Any vacancies on the Board of Directors shall be filled by vote of the holders of the class or series that elected the director whose absence created such vacancy.

(e) Section 2115 of the California Corporations Code. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Company is subject to Section 2115 of the California Corporations Code. During such time or times that the Company is subject to Section 2115(b) of the California Corporations Code, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

6. Amendments and Changes.

(a) Approval of Series C Preferred. Notwithstanding Section 5 above, for so long as at least 1,000,000 shares of Series C Preferred (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the Series C Preferred then outstanding, voting together as a single, separate class:

(i) increase or decrease the number of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series C-1 Preferred that the Company shall have the authority to issue;

(ii) change the par value of the Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred or the Series C-1 Preferred; or

(iii) amend, alter or change the powers, preferences, or special rights of the Series C Preferred in the Company’s Certificate of Incorporation so as to adversely affect them in a different and disproportionate manner than the other series of any Preferred Stock, provided that for the avoidance of doubt (1) the authorization or issuance of any other series or class of capital stock ranking junior, pari passu or senior to the Series C Preferred with respect to one or more powers, preferences or special rights shall not, in and of itself, be deemed to constitute an amendment, alteration or change of the powers, preferences or special rights of the Series C Preferred that adversely affects the Series C Preferred for purposes of this Section 6(a), (2) any waiver of an adjustment to the Series C Conversion Price specified by Section 3(e)(iii) shall be subject to this Section 6(a) and (3) any amendment, repeal or waiver of Section 3(e)(iii)(B)(viii) or any provision under this Section 6(a) shall be subject to this Section 6(a).

(b) Approval of Series C-1 Preferred. Notwithstanding Section 5 above, for so long as at least 1,000,000 shares of Series C-1 Preferred (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the Series C-1 Preferred then outstanding, voting together as a single, separate class:

(i) increase or decrease the number of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series C-1 Preferred that the Company shall have the authority to issue;

(ii) change the par value of the Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred or the Series C-1 Preferred; or

(iii) amend, alter or change the powers, preferences, or special rights of the Series C-1 Preferred in the Company’s Certificate of Incorporation so as to adversely affect them in a different and disproportionate manner than the other series of any Preferred Stock, provided that for the avoidance of doubt (1) the authorization or issuance of any other series or class of capital stock ranking junior, pari passu or senior to the Series C-1 Preferred with respect to one or more powers, preferences or special rights shall not, in and of itself, be deemed to constitute an amendment, alteration or change of the powers, preferences or special rights of the Series C-1 Preferred that adversely affects the Series C-1 Preferred for purposes of this Section 6(b), (2) any waiver of an adjustment to the Series C-1 Conversion Price specified by Section 3(e)(iii) shall be subject to this Section 6(b) and (3) any amendment, repeal or waiver of Section 3(e)(iii)(B)(viii) or any provision under this Section 6(b) shall be subject to this Section 6(b).

(c) Approval of Series B Preferred and Series B-1 Preferred. Notwithstanding Section 5 above, for so long as at least 1,000,000 shares of Series B Preferred and Series B-1 Preferred, taken together as a single class (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the Series B Preferred and Series B-1 Preferred then outstanding, voting together as a single, separate class:

(i) increase or decrease the number of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series C-1 Preferred that the Company shall have the authority to issue;

(ii) change the par value of the Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred or the Series C-1 Preferred; or

(iii) amend, alter or change the powers, preferences, or special rights of the Series B Preferred and Series B-1 Preferred in the Company’s Certificate of Incorporation so as to adversely affect them in a different and disproportionate manner than the other series of any Preferred Stock, provided that for the avoidance of doubt (1) the authorization or issuance of any other series or class of capital stock ranking junior, pari passu or senior to the Series B Preferred and Series B-1 Preferred Stock with respect to one or more powers, preferences or special rights shall not, in and of itself, be deemed to constitute an amendment, alteration or change of the powers, preferences or special rights of the Series B Preferred and Series B-1 Preferred that adversely affects the Series B Preferred or Series B-1 Preferred for purposes of this Section 6(c), (2) any waiver of an adjustment to the Series B Conversion Price specified by Section 3(e)(iii) shall be subject to this Section 6(c) and (3) any amendment, repeal or waiver of Section 3(e)(iii)(B)(viii) or any provision under this Section 6(c) shall be subject to this Section 6(c).

(d) Approval of Series A Preferred. Notwithstanding Section 5 above, for so long as at least 1,000,000 shares of Series A Preferred (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the Series A Preferred then outstanding, voting together as a single, separate class:

(i) increase or decrease the number of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred or Series C-1 Preferred that the Company shall have the authority to issue;

(ii) change the par value of the Series A Preferred, the Series B Preferred, the Series B-1 Preferred, the Series C Preferred or Series C-1 Preferred; or

(iii) amend, alter or change the powers, preferences, or special rights of the Series A Preferred in the Company’s Certificate of Incorporation so as to adversely affect them in a different and disproportionate manner than the other series of any Preferred Stock, provided that for the avoidance of doubt (1) the authorization or issuance of any other series or class of capital stock ranking junior, pari passu or senior to the Series A Preferred with respect to one or more powers, preferences or special rights shall not, in and of itself, be deemed to constitute an amendment, alteration or change of the powers, preferences or special rights of the Series A Preferred that adversely affects the Series A Preferred for purposes of this Section 6(d), (2) any waiver of an adjustment to the Series A Conversion Price specified by Section 3(e)(iii) shall be subject to this Section 6(d) and (3) any amendment, repeal or waiver of Section 3(e)(iii)(B)(viii) or any provision under this Section 6(d) shall be subject to this Section 6(d).

(e) 75% Supermajority Approval by Preferred Stock. Notwithstanding Section 5 above, for so long as at least 1,000,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least seventy five percent (75%) of the Preferred Stock then outstanding, voting together as a single class on an as-converted to Common Stock basis amend, repeal or waive the proviso in Section 2(c) regarding the Preferred Stock vote required not to treat a transaction or series of transactions described in clause (ii) or (iii) thereof as a Liquidation, or any provision under this Section 6(e).

(f) 65% Supermajority Approval by Preferred Stock. Notwithstanding Section 5 above, for so long as at least 1,000,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least sixty five percent (65%) of the Preferred Stock then outstanding, voting together as a single class on an as-converted to Common Stock basis:

(i) amend, repeal or waive Section 3(b)(1) regarding the vote required to trigger an automatic conversion of the Preferred Stock into Common Stock or any provision under this Section 6(f);

(ii) authorize or declare a dividend or other Distribution on any of the Company’s stock (other than a dividend payable solely in shares of Common Stock);

(iii) redeem or repurchase shares of the Company’s stock, except in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, which agreements were authorized by the approval of the Company’s Board of Directors;

(iv) take any action that results in any material change in the Company’s principal line of business;

(v) increase the number of shares of Common Stock available for issuance under any equity incentive or stock plan of the Company; or

(vi) permit any subsidiary of the Company to do any of the foregoing.

(g) Majority Approval by Preferred Stock. Notwithstanding Section 5 above, and without impairing the rights of holders of Preferred Stock under Sections 6(a), 6(b), 6(c) and 6(d), for so long as at least 1,000,000 shares of Preferred Stock (as adjusted for stock splits, combinations, reorganizations and the like) remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent as provided by law) of a majority of the Preferred Stock then outstanding, voting together as a single class on an as-converted to Common Stock basis:

(i) amend, repeal or waive any provision of, or add any provision to the Company’s Certificate of Incorporation or, unless approved by the Board (including all of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred), bylaws of the Company;

(ii) increase or decrease the number of shares of Common Stock that the Company shall have the authority to issue;

(iii) create or issue any securities of the Company (by reclassification or otherwise) having rights, preferences or privileges which are senior to, or pari passu with, any of the rights, preferences or privileges of any of the Preferred Stock;

(iv) consummate any Liquidation;

(v) effect a merger or consolidation with or into a subsidiary corporation;

(vi) cause the acquisition of any stock, material assets or business of any entity outside the ordinary course of business in any form of transaction or the formation of any entity for the purpose of establishing a joint venture with any other entity, unless in each case approved by the Company’s Board of Directors, which approval shall include a majority of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred;

(vii) create or authorize the creation of any debt security or instrument or otherwise incur new indebtedness if the Company’s aggregate indebtedness would exceed $500,000 (excluding equipment leases, lines of credit or other debt financing approved by the Company’s Board of Directors);

(viii) sell, license, encumber or dispose of all or substantially all of the Company’s assets, technology or intellectual property (other than pursuant to equipment leases, lines of credit or other debt financing approved by the Company’s Board of Directors);

(ix) change the authorized number of directors of the Company;

(x) effect a recapitalization or reclassification of the Company’s outstanding capital stock;

(xi) make any capital expenditure in excess of $250,000 not pursuant to a budget approved by the Board of Directors (including a majority of the directors elected exclusively by holders of the Series B Preferred and Series B-1 Preferred or Series A Preferred);

(xii) adopt or amend any Company equity incentive plan; or

(xiii) permit any subsidiary of the Company to do any of the foregoing or to sell shares to a third party.

7. Notices. Any notice required by the provisions of this Article Fourth or elsewhere under the Company’s Certificate of Incorporation or otherwise by law to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, if deposited with a nationally recognized overnight courier, or if personally delivered, and addressed to each holder of record at such holder’s address appearing on the books of the Company.

8. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3 or Section 4 hereof, the shares so converted shall be canceled and shall not thereafter be issuable by the Company, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary accordingly to amend the Company’s Certificate of Incorporation to reduce the authorized number of shares of Preferred Stock (including any series of Preferred Stock).

FIFTH

The Board of Directors shall have the power to adopt, amend and repeal the bylaws of the Company (except insofar as the bylaws of the Company as adopted by action of the stockholders of the Company shall otherwise provide). Any bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders, and the powers conferred in this Article Fifth shall not abrogate the right of the stockholders to adopt, amend and repeal bylaws.

SIXTH

Election of directors need not be by written ballot unless the bylaws of the Company shall so provide.

SEVENTH

The Company reserves the right to amend the provisions in its Certificate of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

EIGHTH

(a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(b) The Company shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company to the same extent as permitted under subparagraph (a) above.

(c) Neither any amendment nor repeal of this Article Eighth, nor the adoption of any provision of the Company’s Certificate of Incorporation inconsistent with this Article Eighth, shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(d) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

20